PRECEDENT AGREEMENT
FOR THE FIRM TRANSPORTATION OF NATURAL GAS

This PRECEDENT AGREEMENT for the Firm Transportation of Natural Gas (“Precedent Agreement”) is made and entered into this 28th day of February, 2017, by and between PAULSBORO NATURAL GAS PIPELINE COMPANY LLC, a Delaware limited liability company (“PNGPC”), and PAULSBORO REFINING COMPANY LLC, a Delaware limited liability company (“PRC”), sometimes jointly referred to herein as the “Parties” or singly as a “Party.”

WITNESSETH:

WHEREAS, PNGPC is a natural gas pipeline company engaged in the transportation of natural gas in interstate commerce; and

WHEREAS, PRC owns and operates a petroleum refinery and associated facilities which are currently connected to the natural gas pipeline facilities of PNGPC; and

WHEREAS, PNGPC and PRC are parties to an existing firm transportation service agreement under the terms of which PRC takes delivery of natural gas for use in its operations (the “Existing Service Agreement”); and

WHEREAS, PNGPC owns and operates an existing interstate natural gas pipeline that originates in Delaware County, Pennsylvania, at an interconnection with Texas Eastern pipeline that runs under the Delaware River and terminates at the delivery point to PRC’s refinery in Paulsboro, Gloucester County, New Jersey, and is subject to regulation by FERC (as defined below); and
WHEREAS, PNGPC filed an application at FERC requesting authorization to abandon and replace its existing pipeline and to construct a new 24” pipeline (the “PNG Pipeline”) to substantially replace the existing pipeline and by its order dated September 7, 2016, FERC issued PNGPC a certificate of public convenience and necessity granting the requested authorization, including construction of the PNG Pipeline with a certificated capacity of 60,000 dekatherm per day (Dth/d) (“FERC Authorization”); and
WHEREAS, PNGPC is in the process of constructing the PNG Pipeline; and
WHEREAS, PRC desires to obtain firm transportation service from PNGPC on the PNG Pipeline, provided that PRC and PNGPC enter into a new firm transportation service agreement for the firm transportation service requested substantially in the form set forth in Exhibit A (the “FT Agreement”); and

WHEREAS, PNGPC, subject to the terms and conditions set forth in this Precedent Agreement, will: (1) seek the remaining governmental and regulatory authorizations which are required in order to construct the PNG Pipeline and provide the firm transportation service contemplated under the FT Agreement, (2) obtain all necessary easements and rights of way and (3) design, engineer, construct, install, test, inspect, operate, own and maintain the PNG Pipeline.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, and intending to be legally bound, PNGPC and PRC agree as follows:

1.    PNGPC’s Obligations.

a.
Government Approvals. PNGPC shall proceed with reasonable due diligence to obtain all required governmental authorizations from governmental authorities having competent jurisdiction and required to construct and operate the PNG Pipeline necessary to render the firm transportation service contemplated herein and specified in Exhibit A including but not limited to any required authorizations of FERC (the “PNGPC Authorizations”). PNGPC shall file and prosecute any and all applications for such pipeline authorizations in connection with the PNG Pipeline, including any supplements or amendments thereto and, if necessary, any petition for court review; provided, however, PNGPC shall pursue the PNGPC Authorizations in a manner designed to provide the firm transportation service contemplated herein in a timely manner.

b.
Construction of the PNG Pipeline. Subject to the terms and conditions of this Precedent Agreement, PNGPC agrees to use commercially reasonable efforts to expeditiously construct the PNG Pipeline in accordance with all applicable legal requirements.

2. Term; Evergreen Renewal; ROFR. Within thirty (30) days after fulfillment of the conditions precedent set forth in Paragraph 6, below, PNGPC and PRC shall enter into the FT Agreement, with a primary term from July 1, 2017, or such later date as service on the PNG Pipeline actually commences as provided in Paragraphs 4 and 5 of this Precedent Agreement, and ending fifteen (15) years from the actual service commencement date (the “Initial Term”); provided that following expiration of the Initial Term, PRC shall have annual evergreen renewal rights, for one year term extensions of the FT Agreement at the same rate and quantity, or portion of such quantity, as in effect at the end of the Initial Term or subsequent evergreen extended term, exercisable upon a minimum of six (6) months written notice. PRC shall also hold a one-time contractual right of first refusal (“ROFR”), effective at the end of the Initial Term, to be applicable to any portion of the quantity, exercisable upon sixty (60) days’ notice or such lesser notice provisions included in the tariff then applicable to the PNG Pipeline. Except as provided in Paragraphs 5, 7 and 8, this Precedent Agreement shall terminate automatically upon the execution of the FT Agreement by an officer or other authorized representative of both Parties.

3. PRC Options. For a period commencing on the in-service date of the PNG Pipeline, and ending five (5) calendar years later, to the extent that the certificated capacity of the PNG Pipeline is increased and subject to availability, PRC shall have the right to elect on three (3) occasions to increase its MVC (as defined in the FT Agreement) up to the remaining unsubscribed capacity of the PNG Pipeline at PRC’s transportation rate as set forth on Exhibit A. The minimum term for any resulting FT Agreement is 5 years.

4. Rates. PRC agrees to pay a rate (the “Initial Transportation Rate”) for firm transportation service under the FT Agreement which is subject to adjustment based on Total Project Costs as determined in the manner under Exhibit A to the FT Agreement (the “Adjusted Transportation Rate”) Exhibit A. Such adjusted rate, once finally determined, will be applicable for the entire term of PRC’s FT Agreement, as specified on Exhibit A.

Such transportation rate shall be applicable to service under each FT Agreement during the entire term of such FT Agreement, as the same may be extended, regardless of any otherwise applicable maximum rate and shall be applicable at all primary and secondary points on the PNG Pipeline that are located in a zone covered by PRC’s primary transportation path(s); provided that the applicability of the transportation rate assumes that receipts and deliveries under the FT Agreement will be made at the prevailing operating pressures of the PNG Pipeline and that the transportation rate does not cover any non-conforming quality or pressure requirement at any receipt or delivery point.

PRC shall not be obligated to pay any other charges such as a commodity rate, ACA and any other additional authorized charges or surcharges applied pursuant to any FERC approved Gas Tariff applicable to PNG Pipeline (the “Tariff”) other than a charge for lost and unaccounted for gas (“L&U”) to be determined on an annual basis. Shipper shall furnish, or be credited if a gain, its pro rata share of the quantity of lost-and-unaccounted-for gas associated with rendering transportation service pursuant to this Agreement. L&U shall be determined based on actual L&U for the preceding year and an adjustment to true-up under- or over-recoveries over the course of the following year.

In the event PNGPC increases the certificated capacity of the PNG Pipeline, PNGPC agrees that the transportation rate payable by PRC under the FT Agreement shall be proportionately reduced to reflect the new capacity.

5.    PNGPC shall proceed with due diligence to construct and place in service the PNG Pipeline required to provide the firm transportation service contemplated herein. Title to, and risk of loss for, the PNG Pipeline shall, at all times, remain with PNGPC or one of its affiliates. PNGPC, upon request, will provide PRC with a status of the prosecution of applications for the PNGPC Authorizations and the construction of the PNG Pipeline.

If, after proceeding with due diligence, PNGPC is unable to provide firm transportation service for PRC under the FT Agreement by July 1, 2017, PNGPC shall continue to proceed with due diligence to complete arrangements for such service, and commence the firm transportation service for PRC at the earliest practicable date thereafter. In no event shall PNGPC be liable to PRC, or any affiliate of PRC, for any consequential damages incurred or sustained by PRC, or any affiliate of PRC, if, despite PNGPC’s exercise of due diligence, it is unable to obtain the governmental authorizations (or fulfill any other conditions) and complete the construction, testing, inspection, and initial start-up of the facilities and commence the firm transportation service contemplated herein and under the FT

Agreement. Subject to the preceding sentence, each party retains all rights, remedies and defenses it may have at law or in equity in any such event.

The provisions of this Paragraph 5 shall survive termination of this Precedent Agreement.

6.    Performance by PNGPC and PRC of the duties and obligations assumed by each Party in Paragraphs 2 and 4 of this Precedent Agreement is expressly made subject to the fulfillment or waiver of the following conditions precedent:

(a)
All appropriate and final governmental approvals and other applicable authorization must be obtained on terms acceptable to PNGPC, including approval of construction, rates and terms and conditions of service; and

(b)	All rights-of-way and other surface rights required to site and maintain the pipeline facilities along the route described herein must be obtained on terms and conditions acceptable to PNGPC.

7.    This Precedent Agreement and/or the FT Agreement shall be transferable and/or assignable, in whole or in part to any entity that (i) succeeds by purchase, merger, or consolidation of title to or assignment of the properties, substantially as an entirety, of PRC or (ii) is an affiliate or a subsidiary of PRC or a third party which supplies or enhances the operation of PRC (“Transferee”) subject to the credit conditions set forth in the third succeeding sentence. Each Transferee shall be entitled to the rights and shall be subject to the obligations of PRC under this Precedent Agreement and/or the FT Agreement. Otherwise, no assignment or transfer by PRC of its rights and obligations under this Precedent Agreement and the FT Agreement shall be made without the prior written consent of PNGPC. PNGPC agrees to consent to such assignment and release PRC from its obligations for the assigned rights and obligations under this Precedent Agreement and/or the FT Agreement if: (i) those obligations have been assumed by the Transferee, and (ii) (x) to the extent that the Transferee is not an affiliate of PRC, at the time of the assignment, (1) the Transferee demonstrates to PNGPC’s satisfaction that the Transferee is financially capable of meeting the obligations assumed under this Precedent Agreement and/or the FT Agreement or (2) PRC agrees that the credit support it previously provided shall remain in place with respect to the obligations of such Transferee following such assignment and (y) to the extent that the Transferee is an affiliate of PRC, at the time of the assignment, the Transferee meets the requirements set forth in Exhibit B, “Credit Addendum,” or otherwise demonstrates to PNGPC’s satisfaction that the Transferee is financially capable of meeting the obligations assumed under this Precedent Agreement. PNGPC may assign its rights and obligations under this Precedent Agreement without PRC’s prior written consent, but any such assignment shall be subject to assignee reasonably demonstrating to PNGPC and PRC that it is operationally and financially capable of meeting the obligations assumed under this Precedent Agreement. The provisions of this Paragraph 7 shall survive termination of this Precedent Agreement.

8.    PRC agrees to comply with the creditworthiness provisions contained in Exhibit B, “Credit Addendum”, which is attached hereto and made a part hereof. Notwithstanding anything to the contrary provided in this Precedent Agreement or the FT Agreement, the terms contained in the Credit Addendum shall survive the expiration or termination of this Precedent Agreement for purposes of the FT Agreement and shall remain in effect until the FT Agreement terminates in accordance with its terms. In the event of assignment of this Precedent Agreement and/or the executed FT Agreement, PRC’s assignee or the permanent replacement PRC under the executed FT Agreement, as the case may be, shall be required to comply with the provisions contained in the Credit Addendum for the remaining term of the executed FT Agreement.

9.    This Precedent Agreement, along with the Exhibits attached hereto, constitutes the entire agreement between the Parties with respect to the subject matter discussed herein. No modification of this Precedent Agreement shall be made except by the execution of a written amendment to this Precedent Agreement, which has been signed by an officer or other authorized representative of both Parties.

10.    The interpretation and performance of this Precedent Agreement shall be in accordance with the laws of the State of New York, without recourse to its conflict of laws rules or principles.

11.    Except as herein otherwise provided, any notice, request, demand, statement or bill provided for in this Precedent Agreement, or any notice which either Party may desire to give to the other, shall be in writing and deemed to have been effectively given upon the third day following the day when same, properly addressed and postpaid, has been placed in the United States mail. It is expressly understood and agreed, however, that any communications referred to hereunder may first be delivered by electronic mail, facsimile or other means and shall be mailed as soon as practicable thereafter to:

Paulsboro Natural Gas Pipeline Company LLC	Paulsboro Refining Company LLC
One Sylvan Way, Second Floor	One Sylvan Way, Second Floor
Parsippany, New Jersey 07054	Parsippany, New Jersey 07054
Attention: Senior Vice President, Logistics	Attention: President

With a copy to:	With a copy to:

Paulsboro Natural Gas Pipeline Company LLC	Paulsboro Refining Company LLC
One Sylvan Way, Second Floor	One Sylvan Way, Second Floor
Parsippany, New Jersey 07054	Parsippany, New Jersey 07054
Attention: General Counsel	Attention: General Counsel
Routine communications, including invoices, shall be considered as duly delivered when mailed by registered, certified or ordinary mail or email.

12. No presumption shall operate in favor of or against any Party as a result of any responsibility that such Party may have had for drafting this Precedent Agreement.

13.    This Precedent Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which shall be part of one and the same document.
WHEREFORE, the Parties hereto have caused this Precedent Agreement to be duly executed by their proper officers thereunto duly authorized as of the day and year first above written.

PAULSBORO NATURAL GAS PIPELINE COMPANY LLC

By:    /s/ Erik Young
Name: Erik Young
Title: Senior Vice President and
Chief Financial Officer

PAULSBORO REFINING COMPANY LLC

By:    /s/ Trecia Canty
Name: Trecia Canty
Title: Senior Vice President, General Counsel
and Secretary

EXHIBIT A
To
Precedent Agreement
Between
Paulsboro Natural Gas Pipeline Company LLC
and
Paulsboro Refining Company LLC
Dated

____________ __, 2017

FIRM TRANSPORTATION SERVICE AGREEMENT

THIS AGREEMENT (“Agreement”), entered on _____________, 2017, between Paulsboro Natural Gas Pipeline Company LLC (“Transporter”) and Paulsboro Refining Company LLC (“Shipper”).

WITNESSETH:

WHEREAS, Transporter and Shipper are parties to an existing firm transportation service agreement dated as of July 11, 2011 (the “Existing Agreement”) pursuant to which Transporter provides natural gas transportation for Shipper over a natural gas pipeline system (the “Existing Pipeline”) extending from the existing 16-inch Line No. 1-A-1 of Texas Eastern Transmission, LP (“Texas Eastern”) in Delaware County, Pennsylvania, to the existing terminus at the Paulsboro Refinery, owned by Shipper located in Paulsboro, New Jersey (“Shipper’s Facilities”):

WHEREAS, Transporter will be replacing the Existing Pipeline with a new 24” pipeline with a certificated capacity of 60,000 dekatherm per day (Dth/d) (the “PNG Pipeline”) pursuant to which Transporter will provide natural gas for Shipper from Texas Eastern in Delaware County, Pennsylvania, to Shipper’s Facilities:

WHEREAS, subject to receipt of all necessary governmental authorizations, Transporter has agreed to provide such Transportation for Shipper subject to the terms and conditions set forth in this Agreement.

WHEREAS, Shipper has agreed to pay Transporter in the manner set forth in Article V of this Agreement for the transportation of natural gas on the PNG Pipeline, and

NOW THEREFORE, in consideration of the promises and the mutual covenants herein contained, the parties agree as follows:

ARTICLE I
DEFINITIONS

1.1    “Maximum Daily Quantity” (“MDQ”) means the maximum daily quantity of natural gas, expressed in Dth, that Transporter is obligated under this Agreement to transport on behalf of Shipper.

1.2    “Point of Delivery” means the point of interconnection between Transporter’s Facilities and Shipper’s Facilities.

1.3    “Point of Receipt” means the point of interconnection between Texas Eastern in Delaware County, Pennsylvania and Transporter’s Facilities.

1.4    “Shipper” means Paulsboro Refining Company LLC, the owner and operator of the Paulsboro Refinery located in Paulsboro, New Jersey, as well as its successors and assigns.

1.5    “Shipper’s Facilities” means the pipeline extending from the outlet side of the final metering facilities included in Transporter’s Facilities and the Paulsboro Refinery owned and operated by Shipper.

1.6    “Transporter” means Paulsboro Natural Gas Pipeline Company LLC, the owner of the PNG Pipeline.

1.7     “Transporter’s Facilities” means the PNG Pipeline.

ARTICLE II
QUANTITY AND POINT OF RECEIPT AND DELIVERY

Subject to the provisions of this Agreement, Transporter agrees to receive for the account of Shipper up to a MDQ of 60,000 Dth/d (“MVC”) of natural gas from Texas Eastern’s system, at the Point of Receipt, and to transport and deliver thermally equivalent volumes of gas to Shipper, at the Point of Delivery, on·a firm basis.

For a period commencing on July 1, 2017, or such later date on which service actually commences on the PNG Pipeline, and ending five (5) calendar years later, to the extent that the certificated capacity of the PNG Pipeline is increased and subject to availability, Shipper shall have the right to elect on three (3) occasions to increase its MVC up to the remaining unsubscribed certificated capacity of the PNG Pipeline. The minimum term for any resulting firm transportation service agreement is five (5) years.

ARTICLE III
QUALITY

All gas delivered by Texas Eastern to Transporter at the Point of Receipt and redelivered by Transporter to Shipper at the Point of Delivery will be merchantable gas and will conform to the specifications set forth in Texas Eastern’s currently effective gas tariff on file with the Federal Energy Regulatory Commission or any successor agency having jurisdiction over Texas Eastern.

ARTICLE IV
TERM OF AGREEMENT

4.1    Term: This Agreement shall be effective as of ____________, 2017 and shall continue for a primary term of fifteen (15) years (“Initial Term”); provided that following expiration of the Initial Term, Shipper shall have annual evergreen renewal rights, for one year term extensions of this Agreement at the same rate and quantity, or portion of such quantity, as in effect at the end of the Initial Term or subsequent evergreen extended term, exercisable upon a minimum of six (6) months written notice. Shipper shall also hold a one-time contractual right of first refusal (“ROFR”), effective at the end of the Initial Term, to be applicable to any portion of the quantity, exercisable upon sixty (60) days’ notice or such lesser notice provisions included in the tariff then applicable to the PNG Pipeline. The Existing Agreement shall terminate automatically upon the commencement of transportation services hereunder.

ARTICLE V
PAYMENT

5.1    Rate: Shipper agrees to pay a rate (the “Initial Transportation Rate”) for firm transportation service under this Agreement which is subject to adjustment based on Total Project Costs as determined in the manner under Exhibit A hereto (the “Adjusted Transportation Rate”). Such adjusted rate, once finally determined, will be applicable for the entire term of this Agreement.

Such transportation rate shall be applicable to service under each this Agreement during the entire term of such this Agreement, as the same may be extended, regardless of any otherwise applicable maximum rate and shall be applicable at all primary and secondary points on the PNG Pipeline that are located in a zone covered by Shipper’s primary transportation path(s); provided that the applicability of the transportation rate assumes that receipts and deliveries under this Agreement will be made at the prevailing operating pressures of the PNG Pipeline and that the transportation rate does not cover any non-conforming quality or pressure requirement at any receipt or delivery point except as otherwise provided in this Agreement.

Shipper shall not be obligated to pay any other charges such as a commodity rate, ACA and any other additional authorized charges or surcharges applied pursuant to any FERC approved Gas Tariff applicable to PNG Pipeline (the “Tariff”) other than a charge for lost and unaccounted for gas (“L&U”) to be determined on an annual basis. Shipper shall furnish, or be credited if a gain, its pro rata share of the quantity of lost-and-unaccounted-for gas associated with rendering transportation service pursuant to this Agreement. L&U shall be determined based on actual L&U for the preceding year and an adjustment to true-up under- or over-recoveries over the course of the following year.

In the event PNGPC increases the certificated capacity of the PNG Pipeline, PNGPC agrees that the transportation rate payable by PRC under the FT Agreement shall be proportionately reduced to reflect the new capacity.

5.2    Statement: Each month, Transporter will render to Shipper a statement showing the amount due from Shipper to Transporter for the preceding month based on the MVC, the Adjusted

Transportation Rate and the number of days in the month.

5.3    Payment: Shipper will make payment of the amount due for services from Transporter as soon as practicable but within 10 business days after the statement rendered to Shipper.

5.4    Failure to Pay: Should Shipper fail to pay the full amount due Transporter when the same is due, as herein provided, interest thereon will accrue at interest rates established monthly by the Federal Energy Regulatory Commission, accruing from the date five days after the statement is rendered until same is paid.

ARTICLE VI
FORCE MAJEURE

6.1     Effect of Force Majeure: In the event of either Transporter or Shipper being rendered unable, by an event of force majeure affecting itself or a third party natural gas transporter or supplier delivering gas to Transporter, to carry out wholly or in part, its obligations under the provisions of this Agreement, it is agreed that the obligations of the party affected by such force majeure, other than the obligation to make payments hereunder, shall be suspended during the continuance of any inability so caused but for no longer period, and such cause shall, so far as possible, be remedied with a reasonable dispatch.

6.2     Definition of Force Majeure: The term “force majeure” as employed herein shall mean acts and events not within the control of the party claiming suspension and shall include acts of God, strikes, lockouts or other industrial disturbances, inability to obtain pipe or other material or equipment or labor, wars, riots, insurrections, epidemics, landslides, lightning, earthquakes, fires, storms, floods, washouts, interruptions by government or court orders, present or future orders of any regulatory body having proper jurisdiction, civil disturbances, explosions, breakage or accident to machinery or lines of pipe, freezing of wells or pipelines, and any other cause whether of the kind herein enumerated or otherwise, not within the control of the party claiming suspension and which, by the exercise of due diligence, such party is unable to overcome. It is expressly recognized that transportation of natural gas by Transporter is dependent upon its receipt of such gas at the Point of Receipt, and that in the event that the third party transporter transporting or shipping gas to the Point of Receipt asserts force majeure, such event of force majeure asserted by such party shall constitute an event of force majeure for all purposes under this Agreement.

ARTICLE VII
NOTICE

7.1     Method of Notice: All notices, requests, statements or other communications provided under this Agreement shall be in writing. Written notice shall be given by personal delivery or by United States mail, postage prepaid, and addressed as follows:

Paulsboro Natural Gas Pipeline Company LLC	Paulsboro Refining Company LLC
One Sylvan Way, Second Floor	One Sylvan Way, Second Floor

Parsippany, New Jersey 07054	Parsippany, New Jersey 07054
Attention:	Attention:

With a copy to:	With a copy to:

Paulsboro Natural Gas Pipeline Company LLC	Paulsboro Refining Company LLC
One Sylvan Way, Second Floor	One Sylvan Way, Second Floor
Parsippany, New Jersey 07054	Parsippany, New Jersey 07054
Attention: General Counsel	Attention: General Counsel

7.2     Receipt of Notice: All written notices, requests, statements or other communications shall be deemed to have been sufficiently given if mailed postage prepaid by registered, certified, or regular mail and shall be deemed to have been duly delivered on the third business day following the date on which same was deposited in the United States mail, addressed in accordance with this Article VII. Shipper or Transporter may designate a different address to which notices, requests, statements, payments or other communication shall be sent proper notice as set forth in this Article VII.

ARTICLE VIII
MISCELLANEOUS

8.1     Pressure: Transporter shall undertake all reasonable efforts to cause the delivery of natural gas to Shipper at the Point of Delivery at Transporter’s line pressure.

8.2     Applicable Law: This Agreement and the rights and duties of Transporter and Shipper hereunder shall be governed by and interpreted in accordance with the laws of the State of New York, without recourse to its conflict of laws rules or principles.

8.3    Waiver: No waiver by either Transporter or Shipper or more defaults by the other in performance of this Agreement shall operate or be construed as a waiver of any future default(s), whether of like or different character.

8.4    Headings: The headings of each of the various sections in this Agreement are included for convenience of reference only and shall have no effect on, or be deemed part of the text of, this Agreement.

8.5    Successors and Assigns: This Agreement shall be transferable and/or assignable, in whole or in part to any entity that (i) succeeds by purchase, merger, or consolidation of title to or assignment of the properties, substantially as an entirety, of Shipper or (ii) is an affiliate or a subsidiary of Shipper or a third party which supplies or enhances the operation of Shipper (“Transferee”) subject to the credit conditions set forth in the third succeeding sentence. Each Transferee shall be entitled to the rights and shall be subject to the obligations of Shipper under this Agreement. Otherwise, no assignment or transfer by Shipper of its rights and obligations under this Agreement shall be made without the prior written consent of Transporter. Transporter agrees to consent to such assignment and release Shipper from its obligations for the assigned rights and obligations under this Agreement if: (i) those obligations have been assumed by the Transferee, and (ii) (x) to the extent that the Transferee is not an affiliate of Shipper, at the time of the assignment, (1) the Transferee demonstrates to Transporter’s satisfaction that the Transferee is financially capable of meeting the obligations assumed under this Agreement or (2) Shipper agrees that the credit support it previously provided shall remain in place with respect to the obligations of such Transferee following such assignment and (y) to the extent that the Transferee is an affiliate of Shipper, at the time of the assignment, the Transferee meets the requirements set forth in Exhibit B, “Credit Addendum,” or otherwise demonstrates to Transporter’s satisfaction that the Transferee is financially capable of meeting the obligations assumed under this Agreement. Transporter may assign its rights and obligations under this Agreement without Shipper’s prior written consent, but any such assignment shall be subject to assignee reasonably demonstrating to Transporter and Shipper that it is operationally and financially capable of meeting the obligations assumed under this Agreement.

8.6.    Credit: Shipper agrees to comply with the creditworthiness provisions contained in Exhibit B, “Credit Addendum”, which is attached hereto and made a part hereof. Notwithstanding anything to the contrary provided in this Agreement, the terms contained in the Credit Addendum shall survive the expiration or termination of this Agreement and shall remain in effect until this Agreement terminates in accordance with its terms. In the event of assignment of this Agreement, Shipper’s assignee or the permanent replacement Shipper under this Agreement, as the case may be, shall be required to comply with the provisions contained in the Credit Addendum for the remaining term of this Agreement.

8.7    Filings: Each party shall make and diligently prosecute all necessary filings with governmental bodies as may be required for the initiation and continuation of the transportation service subject to this Agreement, as well as inform and, upon request, provide copies to the other party of all filing activities.

IN WITNESS WHEREOF, Transporter and Shipper have caused this Agreement to be duly executed by their duly authorized officers in two (2) original counterparts as of February [ ], 2017.

PAULSBORO NATURAL GAS PIPELINE COMPANY LLC

By:    _______________________________________
Name:
Title:

PAULSBORO REFINING COMPANY LLC

By:    _______________________________________
Name:
Title:

EXHIBIT A
To
Firm Transportation Services Agreement
Between
Paulsboro Natural Gas Pipeline Company LLC
and
Paulsboro Refining Company LLC
Dated
____________ __, 2017

Transportation Service Commencement Date	Maximum Daily Transportation Quantity (in dekatherms)	Primary Receipt Point(s)	Primary Delivery Point Area(s)	Minimum Delivery Pressure Obligation (in psig)	Transportation Service Termination Date
*	60,000				*

The Initial Term of this Agreement shall be for a period of fifteen (15) years.

The Initial Transportation Rate under this Agreement shall be $0.39 per dekatherm and Shipper and Transporter agrees that such rate shall adjust to (i) reflect the change in the costs of the PNG Pipeline between the time of execution of this Agreement and the time when the PNG Pipeline is placed in-service and the abandonment of the Existing Pipeline is completed and (ii) an expansion of the PNG Pipeline to accommodate additional shippers.

Once the Total Project Costs are calculated by Transporter, Transporter shall calculate an Adjusted Transportation Rate using the following rate adjustment mechanism (“Total Project Cost Adjustment”):

“Total Project Costs” shall include the costs actually incurred by Transporter in connection with the construction of the PNG Pipeline and the abandonment of a portion of the Existing Pipeline to the extent such costs are for items set forth in Appendix 1.

For purposes of this calculation, base Cost = $53,000,000

Cost Adjustment = Total Project Costs/Base Cost -1

Rate Adjustment = Initial Transportation Rate x (Total Project Costs / Base Cost -1)

Finally, on an annual basis, commencing with January 1, 2019, the Transportation Rate or the Adjusted Transportation Rate, as the case may be, shall be increased by a percentage equal to the positive change, if any, in the CPI‑U during the first twelve (12) Month period beginning fifteen (15) Months preceding such January 1, as reported by the Bureau of Labor Statistics. “CPI-U” means the Consumer Price Index for All-Urban Consumers, U.S. City Average, as published by the U.S. Department of Labor, Bureau of Labor Statistics.

EXHIBIT B
To
Firm Transportation Services Agreement
Between
Paulsboro Natural Gas Pipeline Company LLC
and
Paulsboro Refining Company LLC
Dated
____________ __, 2017

Credit Addendum

PBF Holding Company LLC (“PBF”), the direct parent of Paulsboro Refining Company LLC (“PRC”) has provided a guaranty (the “PBFH Guaranty”) to Paulsboro Natural Gas Pipeline Company LLC (“PNGPC”), and except as otherwise provided in the Precedent Agreement or this Agreement, the PBFH Guaranty shall at all times throughout the term of this Agreement.

EXHIBIT B
To
Precedent Agreement
Between
Paulsboro Natural Gas Pipeline Company LLC
and
Paulsboro Refining Company LLC
Dated

____________ __, 2017

Credit Addendum

PBF Holding Company LLC (“PBF”), the direct parent of Paulsboro Refining Company LLC (“PRC”) shall provide the attached guaranty (the “PBFH Guaranty”) to Paulsboro Natural Gas Pipeline Company LLC (“PNGPC”) concurrent with the execution of this Precedent Agreement between PNGPC and PRC, and except as otherwise provided in this Precedent Agreement or the FT Agreement, the PBFH Guaranty shall at all times throughout the term of this Precedent Agreement and the FT Agreement.

GUARANTY

THIS GUARANTY (“Guaranty”) is made and entered into as of this __ day of _______, _______ by and between PBF Holding Company LLC, a limited liability company organized under the laws of the state of Delaware (the “Guarantor”), in favor of Paulsboro Natural Gas Pipeline Company LLC, a limited liability company organized under the laws of the state of Delaware (the “Beneficiary”) to secure the obligations of Paulsboro Refining Company LLC, a limited liability company organized under the laws of the state of Delaware (the “Obligor”).

BACKGROUND
A.    Beneficiary has entered into, or anticipates entering into a firm transportation agreement dated __________, 2017 with Obligor, an affiliate of Guarantor, relating to the transportation of natural gas on Beneficiary’s pipeline (such agreement, as amended or otherwise modified from time to time, being hereinafter referred to as the “Contract”).
B.    As a condition to entering into the Contract, Beneficiary has requested that Guarantor assure the performance of Obligor by executing and delivering to Beneficiary an instrument guaranteeing the obligations of Obligor under the Contract.
C.    Guarantor has determined that benefits accruing to Obligor under the Contract directly benefit, and that its execution, delivery and performance of this Guaranty is within the corporate purposes and in the best interests of Guarantor.
D.    Capitalized terms used herein without definition shall have the meanings ascribed to them in the Contract.
COVENANTS

NOW, THEREFORE, incorporating the Background Section herein, in consideration of the undertakings of Beneficiary pursuant to the Contract and intending to be legally bound, Guarantor hereby agrees as follows:

Section 1.    Guaranty. Guarantor, for itself and its successors and assigns acting through its duly authorized representatives, hereby irrevocably, absolutely and unconditionally guarantees and becomes surety for the full and prompt payment (not merely collection) to Beneficiary of any and all monetary obligations of Obligor with interest due thereon plus all reasonable expenses of obtaining performance including payment thereof or enforcing any collateral security therefor or this Guaranty, including court costs and reasonable attorney’s fees (collectively, the “Obligations”).
Section 2.    Guarantor’s Obligations Unconditional.
(a)    The liability of Guarantor hereunder shall be absolute and unconditional, irrespective of: (i) any lack of validity or enforceability of any provision of the Contract; (ii) any change in the time, manner or place of payment of, or in any other term in respect of, all or any of the Obligations, or any other amendment or waiver of or consent to any departure from the terms of the Contract; (iii) any other circumstance which might otherwise constitute a defense available to, or a discharge of, Obligor or any other guarantor or obligor in respect of the Obligations or Guarantor in respect hereof (except with respect to defenses relating to quality or quantity of goods sold or provided pursuant to a Contract); or (iv) any action or the absence of any action on the part of Beneficiary to obtain payment of the Obligations from Obligor or from Guarantor or from any other guarantor or obligor.
(b)    This Guaranty (i) is a continuing guarantee and shall remain in full force and effect until all of the Obligations and other expenses guaranteed pursuant to Section 1 hereof have been paid; and (ii) shall continue to be effective or shall be reinstated, as the case may be, if at any time any payment of any of the Obligations is rescinded, avoided or rendered void as a preferential transfer, impermissible set-off, fraudulent conveyance or must otherwise be returned or disgorged by Beneficiary upon the insolvency, bankruptcy or reorganization of either Obligor or Guarantor or otherwise, all as though such rescinded, avoided or voided payment had not been made, and notwithstanding any action or failure to act on the part of Beneficiary in reliance on such payment.
(c)    Guarantor hereby consent(s) and agree(s) that Beneficiary may at any time, or from time to time, in its discretion: (i) renew and/or extend or accelerate the time of Obligor’s performance including payment, and/or the manner, place or terms of Obligor’s performance including payment of all or any contracts, instruments, loans, advances, credits and any other liability or Obligation, or any part or parts thereof, or any renewal or renewals thereof; (ii) exchange, release, and/or surrender all or any of the collateral security, if any, or any part or parts thereof (by whomsoever deposited), which is now or may hereafter be held by Beneficiary in connection with this Guaranty, or any or all of the contracts, instruments, loans, advances, credits, liability or Obligation hereinbefore referred to; (iii) sell and/or purchase any or all of such collateral at public or private sale and, after deducting all costs and expenses of every kind for collection, sale or delivery, the proceeds of any such sales may be applied by Beneficiary upon any Obligation of Obligor or upon any other liability of Guarantor to Beneficiary; and (iv) settle or compromise with Obligor and/or any other person or persons liable thereon, with respect to any and all contracts, instruments, loans, advances, credits, liabilities or Obligations which are hereby guaranteed by Guarantor, and or subordinate any payment of same or any part thereof to the payment of any other debts, claims, liabilities or Obligations which may at any time be due or owing to Beneficiary and/or other persons or corporations, all in such manner and upon such terms as Beneficiary may, in its sole discretion, see fit, and without notice to or further assent from Guarantor who hereby agree(s) to be and remain bound upon this Guaranty, irrespective of the existence, value or condition of any collateral, and notwithstanding any such change, exchange, settlement, compromise, surrender, release, sale, application, renewal or extension, and further notwithstanding that all Obligations of Obligor to Beneficiary outstanding, unperformed or unpaid at any time may exceed any amount prescribed in this Guaranty.
Section 3.    Waivers. Guarantor hereby waives (i) promptness and diligence; (ii) notice of the incurrence of any Obligation by Obligor; (iii) notice of any actions taken by Beneficiary or Obligor under the Contract or any other agreement or instrument relating thereto; (iv) acceptance of this Guaranty and reliance thereon by Beneficiary; (v) presentment, demand of payment, notice of dishonor or nonpayment, protest and notice of protest with respect to the Obligations, and all other formalities of every kind in connection with the enforcement of the Obligations or of the obligations of Guarantor hereunder or of any other guarantor, the omission of or delay in which, but for the provisions of this Section

3, might constitute grounds for relieving Guarantor of its obligations hereunder; (vi) any requirement that Beneficiary protect, secure, perfect or insure any security interest or lien or any property subject thereto or exhaust any right or take any action against Obligor, Guarantor, any other person or any collateral; and (vii) notice of any election by Beneficiary to sell any of the property mortgaged, assigned or pledged as security for any of the Obligations at a public or private sale.
Section 4.    Subrogation and Similar Rights. Guarantor will not exercise any rights which it may acquire by way of subrogation, indemnification or contribution, by reason of any payment made by it hereunder or otherwise, until after the date on which all of the Obligations shall have been satisfied in full and until such time, any such rights against Obligor shall be fully subordinate in lien and payment to any claim which Beneficiary now or hereafter has against Obligor. If Guarantor shall make payment to Beneficiary of all or any portion of the Obligations and all of the Obligations shall be paid in full, Beneficiary will, at the written request of Guarantor, execute and deliver to Guarantor (without recourse, representation or warranty) appropriate documents necessary to evidence the transfer by subrogation to Guarantor of an interest in the Obligations resulting from such payment by Guarantor, such subrogation to be fully subject and subordinate, however, to Beneficiary’s right to collect any other amounts which may be due to Beneficiary by Obligor.
Section 5.    Representations and Warranties. Guarantor hereby represents and warrants as follows:
(a)    Guarantor (i) is a limited liability company duly organized or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation as set forth on the first page hereof; and (ii) has all requisite corporate power and authority to execute, deliver and perform this Guaranty.
(b)    The execution, delivery and performance by Guarantor of this Guaranty are within its limited liability company power, have been duly authorized by all necessary action, do not and will not conflict with or contravene or violate any law or governmental regulation or any contractual restriction binding on or affecting Guarantor or any of its property, and do not and will not result in or require the creation of any lien, security interest or other charge or encumbrance upon or with respect to any of its property.
(c)    No authorization or approval or other action by, and no notice to or filing with, any court or other governmental authority or other regulatory body is required for the due execution, delivery and performance by Guarantor of this Guaranty.
(d)    This Guaranty is a legal, valid and binding obligation of Guarantor, enforceable against Guarantor in accordance with its terms, except as the enforceability of this Guaranty may be limited by the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity
(e)    There is no action, suit or proceeding pending or threatened against or otherwise affecting Guarantor before any court, arbitrator or governmental department, commission, board, bureau, agency or instrumentality which may materially and adversely affect Guarantor’s ability to perform its obligations hereunder.

Section 6.    Notices. Every notice and communication under this Agreement shall be in writing and shall be given by either (i) hand-delivery, (ii) first class mail (postage prepaid), (iii) reliable overnight commercial courier (charges prepaid), or (iv) telecopy or other means of electronic transmission, if confirmed promptly by any of the methods specified in clauses (i), (ii) and (iii) of this sentence, to the following addresses:
To the Guarantor as follows:

PBF Holding Company LLC
1 Sylvan Way, Second Floor
Parsippany, NJ 07054
Attention: SVP & General Counsel
Email: trecia.canty@pbfenergy.com

With a copy to:

PBF Holding Company LLC
1 Sylvan Way, Second Floor
Parsippany, NJ 07054
Attention: Credit Manager
Email: CreditOps@pbfenergy.com

If to Beneficiary:

Paulsboro Natural Gas Pipeline Company LLC
1 Sylvan Way, Second Floor
Parsippany, NJ 07054
Attention: SVP & General Counsel
Email: trecia.canty@pbfenergy.com

With a copy to:

Paulsboro Natural Gas Pipeline Company LLC
1 Sylvan Way, Second Floor
Parsippany, NJ 07054
Attention:
Email:

Notice given by telecopy or other means of electronic transmission shall be deemed to have been given and received when sent. Notice by overnight courier shall be deemed to have been given and received on the date scheduled for delivery. Notice by mail shall be deemed to have been given and received three (3) calendar days after the date first deposited in the United States Mail. Notice by hand delivery shall be deemed to have been given and received upon delivery. A party may change its address by giving written notice to the other party.

Section 7.    Miscellaneous.
(a)    Guarantor will make each payment hereunder in lawful money of the United States of America and in same day funds to Beneficiary at its address as set forth in the Contract.
(b)    This Guaranty contains the entire agreement of the parties hereto with respect to the subject matter hereof. No amendment of this Guaranty shall be effective unless it is in writing and signed by Guarantor and Beneficiary. No waiver of any provision of this Guaranty, and no waiver or consent to any departure by Guarantor therefrom, shall be effective unless it is in writing and signed by Beneficiary, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.
(c)    No failure on the part of Beneficiary to exercise, and no delay in exercising, any right hereunder or under the Contract or any right against any other guarantor of the Obligations shall operate as a waiver hereof or thereof; nor shall any single or partial exercise of any right preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies of Beneficiary provided herein and in the Contract, and in any instrument signed by any other guarantor of the Obligations are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law. The rights of Beneficiary under the Contract, under this Guaranty and under any other guaranty of the Obligations against any party thereto are not conditional or contingent upon any attempt by Beneficiary to exercise any of its rights under the Contract, under this Guaranty or under any other guaranty of the Obligations against any such party or against any other person.
(d)    Any provision of this Guaranty which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability, and such prohibition or unenforceability shall not invalidate such provision to the extent it is not prohibited or unenforceable in any other jurisdiction, nor invalidate the remaining provisions hereof or thereof, all of which shall be liberally construed in favor of Beneficiary in order to effect the provisions hereof.
(e)    The obligations of Guarantor hereunder shall not be subject to any counterclaim, setoff, deduction or defense based upon any related or unrelated claim which Guarantor may now or hereafter have against Obligor or Beneficiary, except payment of the Obligations.
(f)    This Guaranty shall (i) be binding on the Guarantor and its successors and assigns, and (ii) inure, together with all rights and remedies of Beneficiary hereunder, to the benefit of Beneficiary and its successors, transferees and assigns. Without limiting the generality of the foregoing clause (ii), Beneficiary may assign or otherwise transfer its rights under the Contract or under any other guaranty of the Obligations to any other person, and such other person shall thereupon become vested with all of the benefits in respect thereof granted to Beneficiary, herein or otherwise. Notwithstanding the foregoing clause (f)(i), none of the rights or obligations of the Guarantor hereunder may be assigned or otherwise transferred without the prior written consent of Beneficiary.

(g)    This Guaranty shall be governed by and construed in accordance with the laws of the State of New York.
(h)    Guarantor agrees that any action or proceeding against Guarantor to enforce, or arising out of, this Guaranty may be commenced in state or federal court in any county in the State of New York, or in any other location where Guarantor or any of its property is located, and Guarantor waives personal service of process and agrees that a summons and complaint commencing an action or proceeding in any such court shall be properly served and shall confer personal jurisdiction if served by registered or certified mail in accordance with Section 6 hereof.
(i)    The paragraph headings used herein are for convenience only and do not affect or modify the terms and conditions hereof.
(j)    Notwithstanding anything to the contrary in this Guaranty, the amount of Guarantor’s Obligations under this Guaranty shall in all events be limited to, but not in excess of, the maximum amount thereof (including applicable interest and penalties) not subject to avoidance or recovery by operation of applicable law governing bankruptcy, reorganization, receivership, arrangement, adjustment of debts, relief of debtors, dissolution, insolvency, fraudulent transfers or conveyances or other similar laws (including, without limitation, 11 U.S.C. §546, §547, §548, §550 and other “avoidance” provisions of Title 11 of the United States Code) applicable at any time to the Guarantor and this Guaranty.
Section 8.    Judicial Proceedings. Any suit, action, or proceeding, whether claim or counterclaim, brought or instituted by Guarantor or Beneficiary, or any of their successors or assigns, on or with respect to this Guaranty or the dealings of Guarantor or Beneficiary with respect hereto, shall be tried only by a court and not by a jury. GUARANTOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY SUCH SUIT, ACTION OR PROCEEDING. Further, Guarantor waives any right it may have to claim or recover, in any such suit, action or proceeding, any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, direct damages. GUARANTOR ACKNOWLEDGES AND AGREES THAT THIS PARAGRAPH IS A SPECIFIC AND MATERIAL ASPECT OF THIS GUARANTY.
Section 9.    Term. This Guaranty shall continue in full force and effect for a term not to exceed the length of the the Contract. Notwithstanding the foregoing, this Guaranty may be terminated at any time by Guarantor in accordance with the terms of the Contract.
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IN WITNESS WHEREOF, Guarantor has caused this Guaranty to be executed by a representative thereunto duly authorized, as of the date first above written.

Attest:	PBF HOLDING COMPANY LLC
By: _____________________	By: _____________________

Name:	Name:
Title:	Title: